SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of January __, 2007 between MPLC, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and the purchasers listed on Schedule 1 hereto (the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser and each Purchaser desires to acquire from the Company that number of shares of the Company’s Series B Convertible Preferred Stock, $0.10 par value per share (the “Series B Preferred Stock”), as is indicated on Schedule 1 hereto opposite such Purchaser’s name, (which aggregate amount for all Purchasers together shall be up to six hundred fifty (650) shares, with a Stated Value of Ten Thousand dollars ($10,000) per share, for an aggregate purchase price of up to Six Million Five Hundred Thousand dollars ($6,500,000).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

1.1    Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” shall have the meaning set forth in the introductory paragraph of this Agreement.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

“Certificate of Designation” means the Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of the Company annexed as Exhibit A hereto.

“Closing” shall have the meaning set forth in Section 2.2(a).

“Closing Date” shall have the meaning set forth in Section 2.2(a).

“Company” shall have the meaning set forth in the introductory paragraph.

“Company SEC Reports” shall have the meaning set forth in Section 3.1(f) hereof.

“Escrow Agreement” means the Escrow Deposit Agreement, dated as of the date hereof, by and among the Company, Sanders Morris Harris, having an address at 527 Madison Avenue, 14th Floor, New York, NY 10022, and Signature Bank (the “Escrow Agent”), a New York State chartered bank, having an office at 261 Madison Avenue, New York, NY 10016.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” means the date of this Agreement first written above.

“Per Share Consideration” shall have the meaning set forth in Section 2.1(b) hereof.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Preferred Stock” means shares now or hereafter authorized of the class of preferred stock, $0.10 par value per share, of the Company.

“Purchase Price” shall have the meaning set forth in Section 2.1(b).

“Purchaser” shall have the meaning set forth in the introductory paragraph.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” shall have the meaning set forth in Section 5.2(a) hereof.

“Series B Preferred Stock” shall have the meaning set forth in the recital.

“Shares” shall have the meaning set forth in Section 2.1(a).

“Transaction Documents” means this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement.

ARTICLE II
PURCHASE AND SALE OF CONVERTIBLE PREFERRED SHARES
2.1    Purchase and Sale; Purchase Price.

(a)    Subject to the terms and conditions set forth herein, the Company shall issue and sell and the Purchasers shall purchase that number of shares of the Series B Preferred Stock as is indicated on Schedule 1 hereto opposite such Purchaser’s name (the “Shares”). The Series B Preferred Stock shall have the respective rights, preferences and privileges as set forth in the Certificate of Designation to be filed by the Company with the Secretary of State of the State of Delaware on or before the Execution Date.

(b)    The purchase price for each Share shall be Ten Thousand dollars ($10,000) (the “Per Share Consideration”). The Per Share Consideration multiplied by the number of Shares to be purchased by each Purchaser is referred to as such Purchaser’s “Purchase Price.” The aggregate purchase price for all of the Shares purchased under this Agreement is referred to as the “Aggregate Purchase Price.”

2.2    The Closing.

(a)    On the Execution Date, each Purchaser shall deliver such Purchaser’s Price to the Escrow Agent to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement.

(b)    The Closing of the purchase and sale of the Shares (the “Closing”) shall take place on or about the closing of the contemplated exchange by and among the Company, New Motion, Inc. and the stockholders of New Motion, Inc. (as previously announced by the Company (the “Closing Date”), at which time the Aggregate Purchase Price will be released to the Company pursuant to and in accordance with terms of the Escrow Agreement. At any time and from time to time after the date hereof, the Parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1    Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the Purchasers, all of which shall survive the Closing:

(a)    Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company, taken as a whole.

(b)    Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by each other Transaction Document and to otherwise carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby has been duly authorized by all necessary action on the part of the Company. Each of this Agreement and each of the other Transaction Documents has been or will be duly executed by the Company and when delivered in accordance with the terms hereof or thereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)    Issuance of Securities. The Shares have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable in accordance with their respective terms. When issued in accordance with the terms hereof, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

(d)    No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, to the best knowledge of the Company, do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or bylaws (each as amended through the date hereof) or (ii) be subject to obtaining any consents, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including, but not limited to, those of other countries and the federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

(e)    Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents, except for  the filing of the Certificate of Designation with respect to the Series B Preferred Stock with the Secretary of State of the State of Delaware, which filing shall be effected on or before the Execution Date.

(f)    SEC Compliance; Financial Statements.

(1)    Since January 1, 2006, the Company has filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder (the “Company SEC Reports”), all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder. None of such forms, reports or documents, at the time filed (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing and as so amended or superseded), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in this Section 3.1(f), the Company makes no representation or warranty whatsoever concerning the Company SEC Reports as of any other time other than the time they were filed.

(2)    Each set of financial statements (including, in each case, any related notes thereto) contained in Company SEC Reports complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a material adverse effect on the Company taken as a whole.

3.2    Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

(a)    Authority. Such Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The acquisition of the Shares to be purchased by such Purchaser hereunder has been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to, or affecting generally the enforcement of, creditors rights and remedies or by other general principles of equity.

(b)    Investment Intent. Such Purchaser is acquiring the Shares to be purchased by it hereunder, and will acquire the Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares, or any part thereof or interest therein, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.

(c)    Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Shares to be acquired by it hereunder, and has so evaluated the merits and risks of such investment.

(d)    Ability of Purchaser to Bear Risk of Investment. Such Purchaser is able to bear the economic risk of an investment in the Shares to be acquired by it hereunder and, at the pre-sent time, is able to afford a complete loss of such investment.

(e)    Access to Information. Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Shares offered hereunder and the merits and risks of investing in such securities; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Shares; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information that it has received about the Company.

(f)    Reliance. Such Purchaser understands and acknowledges that (i) the Shares that are being offered and sold to it hereunder are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1    Manner of Offering. The Shares are being issued pursuant to Section 4(2) of the Securities Act.

4.2    Blue Sky Laws. The Company shall cooperate with the Purchasers in connection with the exemption from registration of the Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation where they are not now so qualified. The Company agrees that it will execute all necessary documents and pay all necessary state filing or notice fees to enable the Company to sell the Shares to the Purchasers.

4.3    Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers.

ARTICLE V
CLOSING DELIVERIES AND CONDITIONS TO THE CLOSING

5.1    Closing Deliveries. On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(a)    this Agreement duly executed by the Company; and

(b)    a certificate evidencing a number of shares of Series B Preferred Stock indicated on Schedule 1 hereto opposite such Purchaser’s name.

5.2    Conditions to Closing of the Company. The Company’s obligation to purchase the Shares at the Closing is subject to the fulfillment or written waiver as of the Closing Date of the following conditions:

(a)    the Company shall have designated one (1) share of Preferred Stock as “Series A Convertible Preferred Stock,” $0.10 par value per share, (the “Series A Preferred Stock”), and shall have made all filings with the Secretary of State of the State of Delaware required to be made by the Company pursuant to the General Corporation Law of the State of Delaware, as amended, in connection therewith;

(b)    the Company shall enter into a Series A Convertible Preferred Stock Purchase Agreement for the sale of the Series A Preferred Stock with Trinad Capital Master Fund, Ltd., an exempt Cayman Islands corporation, contemporaneously herewith and consummate the transactions contemplated thereby so that on the Closing Date, one (1) share of Series A Preferred Stock shall be issued and outstanding;

(c)    the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein; and

(d)    all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed.

5.3    Conditions to Closing of the Purchasers. The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(a)    the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(b)    all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(c)    the delivery by the Company of the items set forth in Section 5.1(a) of this Agreement; and

(d)    the closing of the acquisition of New Motion, Inc., a Delaware corporation, by the Company.

ARTICLE VI
MISCELLANEOUS

6.1    Fees and Expenses. Except as set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto. Each Purchaser shall be responsible for any taxes payable by the Purchaser that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement or any other Transaction Document. The Company shall pay all costs, expenses, fees and all taxes incident to and in connection with: (a) the issuance and delivery of the Shares, (b) the exemption from registration of the Shares for offer and sale to the Purchasers under the securities or Blue Sky laws of the applicable jurisdictions, (c) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), and (d) all fees and expenses of counsel and accountants of the Company.

6.2    Entire Agreement. This Agreement, together with all of the Exhibits and Schedules annexed hereto, and any other Transaction Document contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be deemed to have been drafted and negotiated by both parties hereto and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

6.3    Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given upon delivery, when delivered personally or by overnight courier or sent by facsimile transmission (with written transmission confirmation report) at the number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified as such party’s address as set forth below. The addresses for such communications shall be:

If to the Company:	MPLC, Inc.
2121 Avenue of the Stars
Suite 1650
Los Angeles, CA 90067
Attn: Jay Wolf
Tel: 310-601-2500
Fax: 310-277-2741

With copies to:	Kenneth R. Koch, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Tel: 212-935-3000
Fax: 212-983-3115

If to the Purchasers:	See Schedule 1 attached hereto

or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 6.3.

6.4    Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers holding no less than a majority of the outstanding Series B Preferred Stock, or, in the case of a waiver, by the party against whom enforce-ment of any such waiver is sought. No waiver of any default with respect to any provision, condition or require-ment of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

6.5    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.6    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

6.7    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.8    Governing Law; Venue; Service of Process. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York. The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury. Any action to enforce the terms of this Agreement or any of its exhibits, or any other Transaction Document shall be brought exclusively in the state and/or federal courts situated in the County and State of New York. Service of process in any action by the Purchasers to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

6.9    Survival. The representa-tions and warranties of the Company and the Purchasers contained in Article III and the agreements and covenants of the parties contained in Article IV and this Article VI shall survive the Closing.

6.10    Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

6.11    Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12    Limitation of Remedies. With respect to claims by the Company or any person acting by or through the Company, or by the Purchasers or any person acting through the Purchasers, for remedies at law or at equity relating to or arising out of a breach of this Agreement, liability, if any, shall, in no event, include loss of profits or incidental, indirect, exemplary, punitive, special or consequential damages of any kind.

[SIGNATURE PAGE FOLLOWS. ]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

COMPANY: MPLC, INC.

By:
Name:
Title:

Name of Purchaser:

By:
Name:
Title:

Address: Telephone No.: Facsimile No. Email Address:

EXHIBIT A

Certificate of Designations

(see attached)

Schedule 1

Purchaser(s)

NAME AND ADDRESS OF PURCHASER	PURCHASE PRICE	NO. OF SHARES
Watchung Road Associates, L.P. 45 Watchung Road Short Hills, NJ 07078 Tel: 973-379-6282 or 212-495-5200 Fax: 973-376-2090	$513,168.50	51.316
Lyrical Opportunity Partners II LP 405 Park Avenue, 6th Floor New York, NY 10022 Tel: 212-415-6630 Fax: 212-415-6699	$956,182.40	95.618
Lyrical Opportunity Partners II Ltd. 405 Park Avenue, 6th Floor New York, NY 10022 Tel: 212-415-6630 Fax: 212-415-6699	$1,267,497.60	126.75
Destar LLC 2450 Colorado Avenue, Suite 100 East Tower Santa Monica, CA 90404 Tel: 310-576-3500 Fax: 310-576-3512	$3,763,151.50	376.315